Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Kevin Shields, President and Principal Executive Officer, and Joseph Miller, Treasurer and Principal Financial Officer of the Griffin Institutional Access Credit Fund (the “Fund”), each certify to the best of their knowledge that:

1.	The Fund’s periodic report on Form N-CSR for the period ended December 31, 2019 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Treasurer, Principal Executive Officer	Treasurer, Principal Financial Officer
Griffin Institutional Access Credit Fund	Griffin Institutional Access Credit Fund

/s/ Kevin Shields	/s/ Joseph Miller
Kevin Shields	Joseph Miller
Date: March 9, 2020	Date: March 9, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.